Exhibit 99.1
FOR IMMEDIATE RELEASE
August 12, 2011
FPIC Insurance Group, Inc. Shareholders Approve Acquisition by The Doctors Company
JACKSONVILLE, Florida — August 12, 2011 (Business Wire) — FPIC Insurance Group, Inc. (“FPIC”) (NASDAQ: FPIC) today announced that FPIC’s shareholders have approved the acquisition of FPIC by The Doctors Company pursuant to the merger agreement dated May 23, 2011. At the special meeting of FPIC’s shareholders held today, the merger agreement was approved by 99.10% of the shares voted. Shareholders holding 72.82% of the outstanding shares were present at the meeting in person or by proxy.
John R. Byers, President and Chief Executive Officer of FPIC, stated “We are pleased by this overwhelming support and approval of the acquisition by our shareholders. In addition to delivering significant value to our shareholders, this transaction will place our organization with one of the largest and most respected medical professional liability insurance organizations in the nation, which will benefit our policyholders, our organization as a whole and the Florida medical professional liability insurance market.”
Kenneth M. Kirschner, Chairman of the Board of FPIC, further commented, “In addition to the overwhelming support of our shareholders, two of our key strategic partners, the Florida Medical Association and the Florida Dental Association, have also expressed their support for the transaction. We are pleased to have found a well-respected partner in The Doctors Company and look forward to completing the transaction.”
The date of the closing of the acquisition, which cannot take place until all applicable regulatory approvals have been received, has not yet been determined. At the closing, each of FPIC’s outstanding shares of common stock will be converted into the right to receive $42 per share in cash.
About FPIC Insurance Group, Inc.
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists, and other healthcare providers with over 18,000 policyholders, an A- rating by A.M. Best Company and an A- rating from Fitch Ratings. FPIC is the largest provider of medical professional liability insurance in Florida, the fourth largest provider in Texas and a top five provider in Georgia and Arkansas. In all, FPIC writes medical professional liability insurance in 14 states and is licensed to write in 32 states. Further information about FPIC is available on the Internet at www.fpic.com.
Forward-Looking Statements
This press release, as well as certain other statements made by FPIC, may constitute or contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that reflect, when made, FPIC’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements of: (a) FPIC’s plans; (b) the outcome of contingencies; (c) beliefs or expectations; and (d) assumptions underlying any of the foregoing.
Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic, and competitive risks and uncertainties, many of which are beyond FPIC’s control or are subject to change, actual results could be materially different.

Factors that might cause such a difference include, without limitation, the following:
•	the possibility that the closing of the acquisition described in this press release does not occur or is delayed, either due to the failure of closing conditions, including the failure to obtain required regulatory approvals, or other reasons; and

•	risks detailed from time to time in FPIC’s public filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 9, 2011, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 3, 2011 and materials filed in connection with shareholder approval of the acquisition.
Other factors not currently anticipated by management may also materially and adversely affect the closing of the acquisition described in this press release. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. FPIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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